UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2012

CAPITAL BANK CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

333 Fayetteville Street, Suite 700

Raleigh, North Carolina 27601

(Address of principal executive offices)

 (919) 645-6400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01              Completion of Acquisition or Disposition of Assets.

                On September 24, 2012, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated September 1, 2011 (the “CBKN Merger Agreement”) by Capital Bank Financial Corp., a Delaware corporation (formerly known as North American Financial Holdings, Inc.) (“CBF”) and Capital Bank Corporation, a North Carolina corporation and subsidiary of CBF (the “Company”), the Company merged with and into CBF, with CBF continuing as the surviving corporation (the “CBKN Merger”).

                Pursuant to the CBKN Merger Agreement, each share of Company common stock, no par value (the “Company Common Stock”)  issued and outstanding immediately prior to the completion of the CBKN Merger, except for shares for which appraisal rights are properly exercised and certain shares held by CBF or the Company, was converted into the right to receive 0.1354 of a share of CBF’s Class A common stock, par value $0.01 per share (the “CBF Common Stock”), plus cash in lieu of fractional shares.

                In addition, each option to purchase Company Common Stock granted by the Company outstanding immediately prior to completion of the CBKN Merger was converted into an option to purchase shares of CBF Common Stock, subject to the same terms and conditions that applied to the Company option before the effective time of the CBKN Merger. The number of shares of CBF Common Stock subject to these stock options, and the exercise price of the Company stock options, was adjusted based on the exchange ratio of 0.1354.

                This description of the CBKN Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the CBKN Merger Agreement, which is incorporated by reference to Exhibit 2.1.

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing.

                The Company has notified The Nasdaq Global Select Market (“Nasdaq”) that at the effective time of the CBKN Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the CBKN Merger, except for shares for which appraisal rights are properly exercised and certain shares held by CBF or the Company,  was converted into the right to receive 0.1354 of a share of CBF Common Stock, plus cash in lieu of fractional shares. The Company requested that Nasdaq file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “Commission”) to delist the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Accordingly, trading of the Company Common Stock on Nasdaq was suspended prior to the commencement of trading on September 24, 2012.

Item 3.03              Material Modification to Rights of Security Holders.

                The information set forth in Item 2.01 above is incorporated herein by reference.  As a result of the CBKN Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the CBKN Merger was converted into the right to receive 0.1354 of a share of CBF Common Stock, plus cash in lieu of fractional shares.

Item 5.07              Submission of Matters to a Vote of Security Holders.

                On September 24, 2012, the Company, held a Special Meeting of Stockholders in Charlotte, North Carolina.  At the Special Meeting, stockholders were asked to vote on the following two proposals that were set forth in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on September 12, 2012: (1) the proposal to approve the CBKN Merger and  (2) the proposal to approve, on a non-binding advisory basis, compensation to be paid to the Company’s named executive officers that is based on or otherwise relates to the CBKN Merger.  The voting results at the Special Meeting were as follows:

Proposal 1: Proposal to approve the CBKN Merger:

For	Against	Abstain	Broker Non-Votes

74,672,081	179,025	1,556	—

Proposal 2: Proposal to approve, on a non-binding advisory basis, compensation to be paid to the Company’s named executive officers that is based on or otherwise relates to the CBKN Merger:

For	Against	Abstain	Broker Non-Votes

74,732,227	56,462	63,973	—

Item 9.01              Financial Statements and Exhibits.

(b) Pro Forma Financial Information

                Pro forma financial information related to the CBKN Merger described above was previously filed in the Registration Statement on Form S-4 of Capital Bank Financial Corp. (File No. 333-176796), as amended.

(d) Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of September 1, 2011, by and between North American Financial Holdings, Inc. and Capital Bank Corporation (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 of North American Financial Holdings, Inc. (File No. 333-176725), filed on September 8, 2011).

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK CORPORATION
Date: September 24, 2012	By:	/s/ Christopher G. Marshall
	Name:	Christopher G. Marshall
	Title:	Chief Financial Officer